Earnings Release | October 27, 2016

$15.00 $20.00 $25.00 $30.00 $35.00 $40.00 Closing Price: 09/30/15 - 09/30/16 About GWB 2 Company Snapshot Stock Performance Strong Earnings Growth and Efficiency Market Presence Stock Performance 9/30/15 – 9/30/16: • Price Range: $22.95-34.63 • Avg. Close: $29.58 • 12-month Price Increase: 31.3% (1) Source: Federal Deposit Insurance Corporation. (2) Efficiency ratio and adjusted net income are non-GAAP measures. See appendix for reconciliations. (3) Branch count as of October 27, 2016 (2) • Business bank with unique agribusiness expertise • 7th largest farm lender bank in the U.S. as of 06/30/16 (1) • 174 banking branches across 9 states(3) • Acquired HF Financial Corp. and its bank, Home Federal Bank, on May 16, 2016: • Acquired $1.12 billion in assets and a presence in North Dakota and Minnesota (2) $121 $10 $73 $96 $105 $109 $131 53% 51% 50% 48% 50% FY12 FY13 FY14 FY15 FY16 Net Income ($MM) Adj. Net Income ($MM) Efficiency Ratio

• Net charge-offs of 0.12% of average loans in FY16 compared to 0.13% in FY15 • Loans graded “Watch” declined significantly and loans graded “Substandard” remained stable compared to June 30, 2016 Executing on Strategy Focused Business Banking Franchise with Agribusiness Expertise • Loan balances increased by $1.36 billion, or 18.5%, compared to September 30, 2015 • Includes $863.7 million of acquired loans; organic full-year net growth of 6.7% • Organic growth of 14.6% CRE and 6.3% Ag; C&I growth muted by customers’ business sales but underlying originations remained strong • Deposit balances increased by $1.22 billion, or 16.5%, from September 30, 2015 • Includes $863.1 million of acquired deposits; organic full-year growth of 4.8% Strong Profitability and Growth Driven by a Highly Efficient Operating Model • Fully-diluted EPS of $2.14 for the year compared to $1.90 for FY15 (+12.6%); adjusted EPS(1) excluding one-time acquisition expenses of $2.31 per share (+21.6%) • Strong full-year profitability metrics: 1.16% ROA and 15.1% ROATCE(1) for FYTD • Efficiency ratio(1) of 49.6% for FY16 compared to 48.0% for FY15, current year elevated due to $15.7 million of acquisition expenses Risk Management Driving Strong Credit Quality Strong Capital Generation and Attractive Dividend • All regulatory capital ratios remain above minimums to be considered “well capitalized” • Quarterly dividend of $0.17 per share announced October 27, 2016 (21.4% increase); payable November 22, 2016 to stockholders of record as of the close of business on November 10, 2016 • $100 million share repurchase program approved by the Board of Directors (1) This is a non-GAAP measure. See appendix for reconciliation. 3

Revenue

Great Western Bancorp, Inc.

Revenue Highlights

- Net interest income (FTE) up 15% compared to 4QFY15 driven primarily by a 19% increase in average loans
- NIM (FTE) down 6 basis points and adjusted NIM (FTE)(2) up 1 basis point over the same period
  - Each remains under pressure from lower asset yields and higher deposit costs, while the adjusted NIM benefitted from lower swap costs
- Noninterest income up 75% compared to 4QFY15, primarily due to increases in service charges and other fees, mortgage and wealth management income

Net Interest Income ($MM) and NIM



$87.2
$100.2
$340.1
$369.7
3.98%
3.92%
3.94%
3.96%
3.72%
3.73%
3.68%
3.74%
4Q FY15
4Q FY16
FY 15
FY 16
Net Interest Income (FTE)
NIM (FTE)
Adjusted NIM (FTE)(2)

NIM Analysis



3.95%
-0.02%
0.01%
0.01%
-0.02%
-0.01%
3.92%
3Q FY16
Cash Mix
Investment Rate
Borrowings Rate
Loans, other Yield
NOW-MMDA-Svgs Yield
4Q FY16

Noninterest Income (1)



Wealth management fees, $2,196
Service charges and other fees, $13,111
Mortgage banking income, net, $3,119
Gain on security sales, $356
Other, $1,234

(1) Chart excludes changes related to loans and derivatives at fair value which netted $(4.2) million for the quarter. Dollars in thousands.
(2) Adjusted NIM (FTE) is a non-GAAP measure. See appendix for reconciliations.

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GreatWesternBank.com

$54.6 $191.9 $2.7 $15.7 $44.8 $57.3 $186.8 $207.6 45.8% 48.5% 48.0% 49.6% 4Q FY15 4Q FY16 FY15 FY16 Noninterest expense Acquisition expense Efficiency Ratio $1.6 $5.1 $19.0 $17.0 4Q FY15 4Q FY16 FY15 FY16 Earnings, Expenses & Provision 5 Highlights Provision for Loan Losses ($MM)Noninterest Expense ($MM) Net Income ($MM) (1) Efficiency ratio and adjusted net income are non-GAAP measures. See appendix for reconciliations. One-time acquisition expenses impacted the efficiency ratio for the quarter and full year. • Efficiency ratio(1) was 48.5% for the quarter compared to 45.8% for the same quarter of FY15 • Elevated because of $2.7 million of one-time expenses related to the HF Financial acquisition • Provision for loan losses increased compared to the same quarter in FY15 due a modest increase in specific provisions during the quarter but decreased year-over- year • Total credit-related charges also down significantly year-over-year $34 $30 $31 $26 $34 $109 $121 1.38% 1.23% 1.24% 1.00% 1.19% 1.12% 1.16% 4Q FY15 1Q FY16 2Q FY16 3Q FY16 4Q FY16 FY15 FY16 Net Income Adjusted net income ROAA $131 $34 $36

Balance Sheet Overview 6 Balance Sheet Highlights Total Loans ($MM) Deposits ($MM) Capital (1) TCE / TA is a non-GAAP measure. See appendix for reconciliation. (1) • Total loans grew 0.9% during the quarter and are up 18.5% compared to September 30, 2015 • Loan growth included $863.7 million from HF Financial; full-year organic growth of 6.7% • Deposits grew 1.5% during the quarter, contributing to growth of 16.5% compared to September 30, 2015 • Deposit growth included $863.1 million from HF Financial; full-year organic growth of 4.8% 16.5% FYTD growth; 4.8% organic 18.5% FYTD growth; 6.7% organic 11.9% 12.4% 11.8% 10.9% 11.1% 13.7% 13.8% 12.9% 12.1% 12.2% 7.8% 8.2% 8.2% 8.3% 8.5% FY12 FY13 FY14 FY15 FY16 Tier 1 Capital Total Capital TCE / TA $7,819 $864 $6,139 $6,363 $6,787 $7,325 $8,683 FY12 FY13 FY14 FY15 FY16 Total Loans Loans Acquired $7,742 $863 $6,885 $6,948 $7,052 $7,387 $8,605 0.68% 0.48% 0.36% 0.32% 0.32% FY12 FY13 FY14 FY15 FY16 Total Deposits Deposits Acquired Cost of Deposits

$219 $288 $310 $328 $139 $126 $184 $242 $358 $414 $494 $570 5.6% 6.1% 6.7% 6.6% FY13 FY14 FY15 FY16 Watch Loans Substandard Loans % of Total Loans 0.27% 0.65% 0.88% 0.54% 0.44% 0.14% 0.13% 0.12% FY09 FY10 FY11 FY12 FY13 FY14 FY15 FY16 Asset Quality 7 Highlights Net Charge-offs / Average Total Loans Strong Credit QualityWatch & Substandard Loans ($MM) • Ratio of ALLL / total loans was 0.74% at September 30, 2016 compared to 0.75% at June 30, 2016 and 0.78% at September 30, 2015, with the reduction compared to prior periods due to acquired loan accounting • Total credit related coverage is 1.29%, inclusive of acquired loan marks and credit adjustments on loans held at fair value • Nonaccrual loans increased by $18.2 million during the quarter primarily due to the deterioration of a single relationship • Loans graded “Watch” decreased during the quarter and loans graded “Substandard” remained stable “Watch” and “Substandard” loans remained stable as a percentage of total loans 2.76% 2.03% 1.16% 0.93% 1.46% 42.4% 43.3% 60.2% 83.8% 51.1% FY12 FY13 FY14 FY15 FY16 NALs / Total Loans Reserves/NALs

Proven Business Strategy 8 Focused Business Banking Franchise with Agribusiness Expertise Risk Management Driving Strong Credit Quality Attract and Retain High-Quality Relationship Bankers Invest in Organic Growth While Optimizing Footprint Deepen Customer Relationships Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend Explore Accretive Strategic Acquisition Opportunities

Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment, beyond fiscal year 2016 are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties, including those related to the recently-completed acquisition of HF Financial Corp., that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and other periodic filings with the SEC, including its Quarterly Reports on Form 10-Q for the periods ended December 31, 2015, March 31, 2016 and June 30, 2016. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated October 27, 2016 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the SEC on October 27, 2016. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. Disclosures 9

Appendix 1 Non-GAAP Measures

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the twelve months ended		At or for the three months ended				
	09/30/16	09/30/15	09/30/16	06/30/16	03/31/16	12/31/15	09/30/15
Adjusted net income and adjusted earnings per common share:							
Net income - GAAP	$ 121,253	$ 109,065	$ 33,758	$ 26,360	$ 30,674	$ 30,461	$ 33,812
Add: Acquisition expenses	15,692	-	2,742	12,179	771	-	-
Add: tax effect at 38%	(5,963)	-	(1,042)	(4,628)	(293)	-	-
Adjusted net income	**$ 130,982**	**$ 109,065**	**$ 35,458**	**$ 33,911**	**$ 31,152**	**$ 30,461**	**$ 33,812**
Weighted average diluted common shares outstanding	56,729,350	57,500,878	58,938,367	57,176,705	55,408,876	55,393,452	56,215,947
Earnings per common share - diluted	$ 2.14	$ 1.90	$ 0.57	$ 0.46	$ 0.55	$ 0.55	$ 0.60
Adjusted earnings per common share - diluted	$ 2.31	$ 1.90	$ 0.60	$ 0.59	$ 0.56	$ 0.55	$ 0.60
Tangible net income and return on average tangible common equity:							
Net income - GAAP	$ 121,253	$ 109,065	$ 33,758	$ 26,360	$ 30,674	$ 30,461	$ 33,812
Add: Amortization of intangible assets	3,264	7,110	1,024	822	708	709	708
Add: Tax on amortization of intangible assets	(880)	(880)	(220)	(220)	(220)	(220)	(220)
Tangible net income	**$ 123,637**	**$ 115,295**	**$ 34,562**	**$ 26,962**	**$ 31,162**	**$ 30,950**	**$ 34,300**
Average common equity	$ 1,541,844	$ 1,456,223	$ 1,647,155	$ 1,567,372	$ 1,488,398	$ 1,464,450	$ 1,456,372
Less: Average goodwill and other intangible assets	721,726	707,920	750,756	727,707	703,866	704,576	705,284
Average tangible common equity	**$ 820,118**	**$ 748,303**	**$ 896,399**	**$ 839,665**	**$ 784,532**	**$ 759,874**	**$ 751,088**
Return on average common equity	7.9%	7.5%	8.2%	6.8%	8.3%	8.3%	9.2%
Return on average tangible common equity	15.1%	15.4%	15.3%	12.9%	16.0%	16.2%	18.1%

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GreatWesternBank.com

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the twelve months ended		At or for the three months ended				
	09/30/16	09/30/15	09/30/16	06/30/16	03/31/16	12/31/15	09/30/15
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):							
Net interest income - GAAP	$ 362,174	$ 333,497	$ 98,227	$ 91,652	$ 86,338	$ 85,957	$ 85,425
Add: Tax equivalent adjustment	7,534	6,576	2,012	1,905	1,791	1,826	1,778
Net interest income (FTE)	369,708	340,073	100,239	93,557	88,129	87,783	87,203
Add: Current realized derivative gain (loss)	(20,727)	(21,642)	(4,895)	(5,005)	(5,175)	(5,652)	(5,637)
Adjusted net interest income (FTE)	**$ 348,981**	**$ 318,431**	**$ 95,344**	**$ 88,552**	**$ 82,954**	**$ 82,131**	**$ 81,566**
Average interest-earning assets	$9,339,858	$8,641,719	$10,173,743	$9,528,576	$8,892,465	$8,764,649	$8,693,471
Net interest margin (FTE)	3.96%	3.94%	3.92%	3.95%	3.99%	3.98%	3.98%
Adjusted net interest margin (FTE)	3.74%	3.68%	3.73%	3.74%	3.75%	3.73%	3.72%
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non ASC 310-30 loans:							
Net interest income - GAAP	$ 362,987	$ 329,618	$ 99,058	$ 91,829	$ 86,534	$ 85,567	$ 84,835
Add: Tax equivalent adjustment	7,534	6,576	2,012	1,905	1,791	1,826	1,778
Interest income (FTE)	370,521	336,194	101,070	93,734	88,325	87,393	86,613
Add: Current realized derivative gain (loss)	(20,727)	(21,642)	(4,895)	(5,005)	(5,175)	(5,652)	(5,637)
Adjusted interest income (FTE)	**$ 349,794**	**$ 314,552**	**$ 96,175**	**$ 88,729**	**$ 83,150**	**$ 81,741**	**$ 80,976**
Average non ASC 310-30 loans	$7,736,454	$6,889,738	$8,477,214	$7,903,860	$7,371,600	$7,193,143	$7,108,598
Yield (FTE)	4.79%	4.88%	4.74%	4.77%	4.82%	4.83%	4.83%
Adjusted yield (FTE)	4.52%	4.57%	4.51%	4.52%	4.54%	4.52%	4.52%

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Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the twelve months ended		At or for the three months ended				
	09/30/16	09/30/15	09/30/16	06/30/16	03/31/16	12/31/15	09/30/15
Efficiency ratio:							
Total revenue - GAAP	$ 404,711	$ 367,387	$ 114,025	$ 100,749	$ 95,339	$ 94,601	$ 94,474
Add: Tax equivalent adjustment	7,534	6,576	2,012	1,905	1,791	1,826	1,778
Total revenue (FTE)	**$ 412,245**	**$ 373,963**	**$ 116,037**	**$ 102,654**	**$ 97,130**	**$ 96,427**	**$ 96,252**
Noninterest expense	$ 207,640	$ 186,794	$ 57,342	$ 61,222	$ 44,855	$ 44,220	$ 44,835
Less: Amortization of intangible assets	3,264	7,110	1,024	822	708	709	708
Tangible noninterest expense	**$ 204,376**	**$ 179,684**	**$ 56,318**	**$ 60,400**	**$ 44,147**	**$ 43,511**	**$ 44,127**
Efficiency ratio	49.6%	48.0%	48.5%	58.8%	45.5%	45.1%	45.8%
Tangible common equity and tangible common equity to tangible assets:							
Total stockholders' equity	$ 1,663,391	$ 1,459,346	$ 1,663,391	$ 1,640,511	$ 1,509,202	$ 1,475,516	$ 1,459,346
Less: Goodwill and other intangible assets	750,755	704,926	750,755	751,217	703,508	704,217	704,926
Tangible common equity	**$ 912,636**	**$ 754,420**	**$ 912,636**	**$ 889,294**	**$ 805,694**	**$ 771,299**	**$ 754,420**
Total assets	$11,531,180	$9,798,654	$11,531,180	$11,453,222	$ 9,942,295	$ 9,957,215	$ 9,798,654
Less: Goodwill and other intangible assets	750,755	704,926	750,755	751,217	703,508	704,217	704,926
Tangible assets	**$10,780,425**	**$ 9,093,728**	**$10,780,425**	**$10,702,005**	**$ 9,238,787**	**$ 9,252,998**	**$ 9,093,728**
Tangible common equity to tangible assets	8.5%	8.3%	8.5%	8.3%	8.7%	8.3%	8.3%
Tangible book value per share:							
Total stockholders' equity	$ 1,663,391	$ 1,459,346	$ 1,663,391	$ 1,640,511	$ 1,509,202	$ 1,475,516	$ 1,459,346
Less: Goodwill and other intangible assets	750,755	704,926	750,755	751,217	703,508	704,217	704,926
Tangible common equity	**$ 912,636**	**$ 754,420**	**$ 912,636**	**$ 889,294**	**$ 805,694**	**$ 771,299**	**$ 754,420**
Common shares outstanding	58,693,304	55,219,596	58,693,304	58,693,499	55,245,177	55,244,569	55,219,596
Book value per share - GAAP	$ 28.34	$ 26.43	$ 28.34	$ 27.95	$ 27.32	$ 26.71	$ 26.43
Tangible book value per share	$ 15.55	$ 13.66	$ 15.55	$ 15.15	$ 14.58	$ 13.96	$ 13.66

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Appendix 2 Accounting for Loans at FV and Related Derivatives

Loans at FV and Related Derivatives 15 Overview Summary • For certain loans with an original term greater than 5 years with a fixed rate to the customer, Great Western Bank (“GWB”) has entered into equal and offsetting fixed-to-floating interest rate swaps with two US counterparties • Total size of the portfolio was $1.13 billion at September 30, 2016 • GWB has elected the Fair Value Option (ASC 825) on these loans and applies a similar treatment to the related derivatives: • Changes in the fair value of the loans and the derivatives and the current period realized cost (benefit) of the derivatives (i.e., the net pay fixed/receive floating settlement) are recorded in earnings through noninterest income • This differs significantly from most peers who have elected Hedge Accounting treatment • The historical election is irrevocable so the concept will be present for the foreseeable future in GWB’s financial statements even if different accounting elections are made on future originations • Management presents non-GAAP measures to provide more clarity on the underlying economics Net increase (decrease) in fair value of loans at fair value Net realized and unrealized gain (loss) on derivatives Net Relationship Notes Increase (decrease) in FV related to interest rates (9,617)$ 9,617$ -$ (1) Increase (decrease) in FV related to credit 678$ -$ 678$ (2) Current period realized cost of derivatives -$ (4,896)$ (4,896)$ (3) Subtotal, loans at FV and related derivatives (8,939)$ 4,721$ (4,218)$ (4) (1) (2) (3) (4) Income Statement Line Item: Management records an adjustment for credit risk in noninterest income based on loss history for similar loans, adjusted for an assessment of existing market conditions for each loan segment. The FV adjustment related to credit is not included in the ALLL but loans are included in the ALLL coverage ratio denominator. Equal and offsetting each period. Changes in the FV of each financial asset and liability driven by current compared to contractual rates. Current period actual cost of fixed-to-float interest rate swaps. Within non-GAAP financial measures, management reclassifies this component to interest income, resulting in adjusted interest income, adjusted net interest income and adjusted NIM, reflecting the underlying economics of the transactions. All else equal, this drag on earnings will reduce as short-term LIBOR rates increase. While US GAAP mandates the presentation of these items in noninterest income, management believes the residual net amount economically represents the net credit exposure of this segment of the portfolio - presented as a "credit-related charge" in the earnings release and elsewhere (see note (2)) - and the current period derivative cost which should be analyzed relative to gross interest income received from the loan customers (see note (3)) as presented in non-GAAP measures.